Exhibit 99.1

Press Release

MagnaChip Announces Pricing of Secondary Offering of 5,000,000 Shares of Common Stock

SEOUL, South Korea and CUPERTINO, Calif., February 5, 2013 — MagnaChip Semiconductor Corporation (“MagnaChip”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced that certain of its stockholders (the “selling stockholders”) priced an underwritten registered public offering of 5,000,000 shares of MagnaChip’s common stock at a price per share of $14.50. The selling stockholders have granted the underwriters of the common stock an option to purchase an additional 750,000 shares of common stock. The common stock offering is expected to close on February 8, 2013, subject to customary closing conditions. MagnaChip will not receive any proceeds from the sale of its common stock by the selling stockholders.

Barclays Capital Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC are acting as joint book-running managers for the offering. Needham & Company, LLC is acting as co-manager.

A registration statement (including a prospectus) relating to these securities was declared effective by the Securities and Exchange Commission (“SEC”) on April 26, 2012 and MagnaChip has filed a related preliminary prospectus supplement with the SEC. Before you invest, you should read the prospectus included in that registration statement, the preliminary prospectus supplement and the other documents MagnaChip has filed with the SEC for more complete information about MagnaChip and its common stock. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, a copy of the final prospectus supplement relating to the offering, when available, may be obtained from:

•	Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 888-603-5847 or by e-mail at Barclaysprospectus@broadridge.com;

•	Deutsche Bank Securities Inc., Attention: Prospectus Department, 60 Wall Street, New York, NY 10005-2836, or by telephone at 800-503-4611 or by email at prospectus.cpdg@db.com;

•	Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146), or by e-mail at batprospectusdept@citi.com; or

•	UBS Securities LLC, Attn: Prospectus Department, 299 Park Avenue, New York, NY 10171 or by telephone at 888-827-7275.

This release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there by any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering of the common stock will be made only by means of the prospectus and related prospectus supplement. The common stock being offered has not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the registration statement, the prospectus contained therein or the prospectus supplement.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications.

Safe Harbor for Forward-Looking Statements

Information in this release regarding the closing of the common stock offering are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including risks and uncertainties related to satisfaction of customary closing conditions related to the offering. MagnaChip cannot assure you that the offering will be completed on the anticipated terms, or at all. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and MagnaChip assumes no obligation to update any such forward-looking statements. You should carefully read and consider the information set forth under “Risk Factors” in the preliminary prospectus supplement and the accompanying prospectus and other risks detailed from time to time in MagnaChip’s filings with the SEC, including MagnaChip’s Form 10-Q filed on November 6, 2012 and subsequent registration statements, amendments or other reports that it may file from time to time with the SEC and/or make available on its website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Robert Pursel Director of Investor Relations Tel. 408-625-1262 robert.pursel@magnachip.com	In Korea: Chankeun Park Senior Manager, Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

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